-1-

EXHIBIT 99.1
For More Information:                                     For Immediate Release:
Ronald A. Miller                                          March 14, 2003
Senior Vice President and Chief Financial Officer
585-786-1102

Financial Institutions, Inc. Files Annual Report

WARSAW, N.Y. -- Financial Institutions, Inc. (NASDAQ:FISI) today filed its Annual Report on Form 10-K with the Securities and Exchange Commission. Included in the filing is an increase in nonperforming assets of $7.8 million to $38.4 million as of December 31, 2002 from the amount disclosed in the earnings release issued by the Company on January 23, 2003. The Company has performed an analysis of collateral values and borrower paying capacity on these loans and has determined that no additional provision for loan losses was required.

Financial Institutions, Inc. is the financial holding company parent of Wyoming County Bank, The National Bank of Geneva, Bath National Bank, and First Tier Bank and Trust. The four banks provide a wide range of consumer and commercial banking services to individuals, municipalities, and businesses through a network of 47 offices and 62 ATMs in Western and Central New York State. FII's Financial Services Group also provides diversified financial services to its customers and clients, including brokerage, trust, insurance and employee benefits and compensation consulting. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to the Company's filings with the Securities and Exchange Commission for a summary of important factors that could affect the Company's forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.

                                    * * * * *